UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2005

New Plan Excel Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, 7th Floor New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 869-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On July 13, 2005, New Plan Excel Realty Trust, Inc. (the “Company”) entered into an amendment to the Term Loan Agreement, dated as of April 5, 2005, by and between the Company and Citicorp North America, Inc., as administrative agent, and the other banks named therein (the “Unsecured Term Loan Agreement”).  The principal change to the Unsecured Term Loan Agreement was to increase the amount that may be borrowed under the agreement from $150 million to $200 million (the “Unsecured Term Loan Amendment”).

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2005, following the entry into the Unsecured Term Loan Amendment described in Item 1.01 above, the Company drew an additional $50 million under the Unsecured Term Loan Agreement.  A total of $200 million has now been advanced and is outstanding under the Unsecured Term Loan, the maximum amount available for draw under this facility.  The Unsecured Term Loan matures on October 5, 2005, and currently bears interest at LIBOR plus 85 basis points.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Plan Excel Realty Trust, Inc.

Date: July 19, 2005	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary